News Release
For Immediate Release

Nuance Communications, Inc.	AOL	Time Warner Inc.
Richard Mack	Anne Bentley	Keith Cocozza
(781) 565-5055	(703) 265-2825	(212) 484-7482
richard.mack@nuance.com	anne.bentley@corp.aol.com	keith.cocozza@timewarner.com
Kristen Wylie
(781) 565-5428
kristen.wylie@nuance.com
Nuance to Acquire Tegic Communications
Subsidiary of Time Warner and AOL to Expand Nuance’s Mobile Offerings,
Enable New Mobile User Interface Converging Voice, Predictive Text and Touch Input
BURLINGTON, Mass., and NEW YORK, June 21, 2007 — Nuance Communications, Inc. (NASDAQ: NUAN) and Time Warner Inc. (NYSE: TWX) today announced that Nuance and Time Warner’s AOL LLC subsidiary have signed a definitive agreement whereby Nuance will acquire Tegic Communications Inc., a wholly owned subsidiary of AOL LLC and a developer of embedded software for mobile devices.
The transaction expands Nuance’s presence in the mobile industry and allows it to further accelerate the delivery of solutions that unlock the power of mobile devices and networks. Tegic brings industry-leading T9 predictive text input software, which has shipped on more than 2.5 billion devices, and next-generation integrated text and touch input solutions to Nuance’s portfolio of voice-enabled applications for device control, mobile search, email and text messaging. In addition, the companies share a common focus and strategy for serving the needs of their shared customers and partners within the mobile industry, including Nokia, Samsung, Sony Ericsson, LG and Motorola.
Combining Tegic’s T9 predictive text and multimodal input solutions with Nuance’s advanced speech technologies for mobile devices, the acquisition sets the stage for a new mobile user interface that combines voice, text and touch to dramatically improve the user experience for consumers and mobile professionals. Building on a partnership between Nuance and Tegic established in 2005, Nuance intends to deliver an all-in-one interface that integrates Nuance and Tegic solutions to support predictive text, speech and touch input. This multimodal interface will provide easier access for users of mobile devices and will be available to all manufacturers across their product lines.
“The enhanced capabilities of mobile devices and networks have fueled significant innovation in features and services, but their potential has been tempered by the traditional interface on most mobile devices,” said Paul Ricci, chairman and CEO, at Nuance. “Tegic shares our vision of delivering an integrated, superior and flexible user experience for today’s wireless subscribers. Together, we are poised to redefine the way people interact with their mobile devices, delivering a more convenient, simple way for consumers to control features and access information on their phones, and search and navigate the mobile Web.”

In its fiscal year 2008, Nuance expects Tegic to contribute between $65 million and $68 million in non-GAAP revenue; $45 million and $48 million in GAAP revenue; a GAAP loss between $0.12 and $0.13 per share; and non-GAAP earnings between $0.04 and $0.05 per diluted share. The combination is expected to generate approximately $8 million to $10 million in cost synergies in fiscal year 2008. Under the terms of the agreement, total consideration is approximately $265 million in cash. The transaction is expected to close in Nuance’s fiscal fourth quarter and is subject to customary closing conditions and regulatory approvals.
Time Warner Inc. Chairman and CEO Dick Parsons said: “AOL’s sale of Tegic marks yet another step in our overall strategy of focusing on our core assets to drive profitable growth for our shareholders. As AOL continues to make impressive progress, it’s more important than ever that AOL’s resources are fully aligned behind growing its worldwide advertising businesses.”
AOL Chairman and CEO Randy Falco said: “We believe that Nuance is a good match for Tegic, its employees and its business partners, and we value our relationships with both companies. This sale also lets us focus our mobile business on building strong consumer-based, ad-supported mobile experiences.”
With the addition of Tegic, Nuance will significantly expand its presence on mobile devices. Through extensive contractual relationships with the world’s most prolific handset vendors, Tegic’s flagship T9 predictive text product is embedded on more phones than any other single mobile software. Tegic’s established distribution channels and mobile device footprint offer continued growth for its products and will help Nuance significantly expand its presence on mobile devices, most notably by enhancing options for broadly distributing its speech solutions. By combining speech, handwriting and predictive text into a single, unified interface platform, joint customers, including mobile device vendors, application developers and wireless carriers, can benefit from reduced cost, risk and time to market as they expand efforts to create market-differentiating multimodal features and applications.
The addition of Tegic brings resources and capabilities that are expected to expand Nuance’s market presence and leadership in the rapidly expanding mobile industry:
•	Focus on Mobile Opportunities — The companies share core competencies in mobile infrastructure, work closely with a common OEM customer base and maintain similar relationships with leading carriers. Since both companies are focused on the mobile user experience, they have compatible expertise and experience in the areas of human factors and linguistics. Supporting more than 60 languages and 15 different character scripts, Tegic shares Nuance’s commitment to broad language coverage based on custom dictionaries and grammars.

•	Strong Industry Relationships — Shipped on more than 2.5 billion mobile devices worldwide, including approximately two-thirds of mobile devices shipped last year, Tegic maintains longstanding relationships with the largest companies in the industry, including Nokia, Samsung, Sony Ericsson, LG and Motorola. This established customer base can be leveraged to generate new opportunities for Nuance’s existing mobile product portfolio. In addition, Tegic’s established distribution channel to all major Chinese handset manufacturers offers tremendous growth opportunities for the product lines of each organization in this fertile market.

•	Technological Leadership — Tegic embedded software solutions have set the bar for text input on mobile devices, making mobile experiences faster, easier and more compelling. In addition to its core T9 product, it has expanded its portfolio to support multimodal interfaces, broad languages and additional databases. More than 50 software engineers continue to advance Tegic’s solutions and bring to Nuance more than 70 patents and 140 patents pending worldwide. This strong patent portfolio will serve as a competitive advantage as mobile devices become increasingly complex and multimodal user interface software evolves to directly address mobile search and content accessibility inherent with greater data consumption on mobile devices.

•	Talented, Experienced Team — Nuance benefits from the addition of Tegic’s strong management, customer support, and engineering teams, with their proven competencies in creating, selling and supporting mobile embedded software. Tegic’s expertise in the science of predictive linguistics and skills in the architectures of wireless devices will complement Nuance’s expanding teams serving the mobile industry.

On this transaction, UBS Investment Bank and Citigroup are acting as financial advisors to Nuance and Time Warner, respectively.
Investor Conference Call Information
In conjunction with this announcement Nuance will broadcast a conference call over the Internet today at 5:00 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Nuance Web site (www.nuance.com) at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can be heard live by dialing (800) 230-1085 or (612) 332-0345 five minutes prior to the call and reference conference code 877994. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 877994.
About Tegic Communications Inc.
Tegic is a leading provider of enabling software for mobile data services, including market-leading T9 software. A wholly owned subsidiary of AOL LLC, Tegic was founded in 1995 to develop and market communication technologies for the telecommunications and computing industries. The company is headquartered in Seattle, Washington (U.S.A.) and has offices in London, Paris, Tokyo, Hong Kong, Seoul, Beijing, New Delhi, Singapore and São Paulo. Tegic is on the Web at http://www.tegic.com.
About Nuance Communications, Inc.
Nuance (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
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Nuance and the Nuance logo are trademarks or registered trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding Nuance’s proposed acquisition of Tegic, the product portfolio of the combined company and the mobile industry for those products, the companies’ strategies for serving the needs of their customers, the anticipated development and success of new interfaces for mobile devices, enhanced capabilities of mobile devices and networks and increasing demand for these services, future financial and operating results, expectations that the acquisition will be accretive to Nuance’s results, benefits and synergies of the transaction, the expected timetable for completing the transaction, future opportunities for the combined company, and any other statements about Nuance management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction; the ability of Nuance to successfully integrate Tegic’s operations and employees; the ability to realize anticipated synergies and cost savings; the failure to retain customers; and the other factors described in Nuance’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007. Nuance disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

NUANCE’S DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Nuance management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of Nuance’s business, for making operating decisions and for forecasting and planning for future periods. Nuance management considers the use of non-GAAP revenue helpful in understanding the performance of its business, as it excludes the purchase accounting impact on acquired deferred revenue. Nuance management also considers the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of Nuance’s business from a cash perspective. By organic performance Nuance means performance as if the company had not incurred certain costs and expenses associated with acquisitions. By continuing operations Nuance mean the ongoing results of its business excluding certain unplanned costs. While Nuance management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of Nuance’s financial performance, Nuance management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. When evaluating the prospects of a transaction, one factor Nuance management considers is the impact on, accretion or dilution of, our GAAP and non-GAAP revenue and earnings per share. Consistent with this approach, Nuance believes that disclosing non-GAAP revenue and accretion / dilution of non-GAAP earnings per share to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for revenue determined in accordance with GAAP and accretion / dilution of GAAP earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the impact of our potential acquisition of Tegic, Nuance’s management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenues and Expenses. Nuance included revenue related to its acquisition of Tegic that Nuance would otherwise recognize but for the purchase accounting treatment of this transaction to allow for more accurate comparisons to the financial results of Nuance’s historical operations, forward looking guidance and the financial results of its peer companies. Nuance also excluded certain expense items resulting from the acquisition to allow more accurate comparisons of Nuance’s financial results to its historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; and (ii) amortization of intangible assets associated with the acquisition. In recent years, Nuance has completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, Nuance has incurred transition and integration costs such as retention bonuses for employees of acquired companies. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. Nuance management believes that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of Nuance’s financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of Nuance’s historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had Nuance internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and Nuance believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. Nuance provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, Nuance management believes that the exclusion of stock-based compensation allows for more accurate comparisons of its operating results to the operating results of its peer companies. Further, Nuance management believes that excluding stock-based compensation expense allows for a more accurate comparison of Nuance’s financial results to previous periods during which Nuance’s equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on its income statement. Nuance believes that excluding non-cash interest expense and non-cash income taxes provides its senior management as well as other users of its financial statements, with a valuable perspective on the cash based performance and health of the business, including Nuance’s current near-term projected liquidity.

Other Expenses. Nuance excludes certain other expenses that are the result of other, unplanned events to measure Nuance’s operating performance as well as Nuance’s current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of Nuance’s continuing operations. Nuance assesses its operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information Nuance believes its management and the users of its financial statements are better able to understand the financial results of what Nuance considers to be its organic continuing operations.
Nuance believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view Nuance’s financial results in the way management views the operating results. Nuance further believes that providing this information allows investors to not only better understand Nuance’s financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to Nuance’s GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in Nuance’s financial results for the foreseeable future. In addition, other companies, including other companies in Nuance’s industry, may calculate non-GAAP net income (loss) differently than Nuance does, limiting it’s usefulness as a comparative tool. Nuance management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, Nuance’s management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Financial table follows

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited
Estimated Per Share Impact of Tegic Communications, Inc.

	Twelve Months Ended
	September 30, 2008
	Low	High
Total GAAP revenue	$45,000	$48,000
Purchase accounting adjustment — revenue	$20,000	$20,000

Total Non-GAAP revenue	$65,000	$68,000

Accretion of GAAP net income (loss), per share	(0.13)	(0.12)
Impact of revenue lost in purchase accounting, per share	0.10	0.10
Amortization of other intangible assets, per share	0.05	0.05
Stock based compensation, per share	0.01	0.01
Non-cash interest expense, per share	0.01	0.01

Accretion of non-GAAP net income (loss), per share	0.04	0.05

Shares used in computing Accretion/Dilution on non-GAAP net income (loss), per share:

Weighted average common shares outstanding:

Fully Diluted	208,500	208,500